EXHIBIT 23.1

                           Cordovano and Honeck, PLC
                          Certified Public Accountants
                          201 Steele Street, Suite 300
                            Denver, Colorado  80206


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Celtron International, Inc., on Form S-8 to be filed on August 30, 2003, with the Securities and Exchange Commission our report for the year ended December 31, 2003, on the financial statements of Celtron International, Inc., which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Form 10-KSB for the periods then ended.

Cordovano and Honeck
----------------------------
Cordovano and Honeck
Certified Public Accountants
Oxnard, California
August 30, 2004